Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189730 on Form S-8 of our report dated June 27, 2014, with respect to the financial statements and schedule of VBA Defined Contribution Plan for Sonabank included in this Annual Report on Form 11-K for the year ended December 31, 2013.

 /s/ Dixon Hughes Goodman LLP

Rockville, Maryland
June 27, 2014

17